                                                                    EXHIBIT 99.9



                             JOINT FILING AGREEMENT


        This Agreement is made as of August 15, 2001 by and among the undersigned stockholders of Fidelity National Information Solutions, Inc., a Delaware corporation ("FNIS"), with reference to the following facts:

        WHEREAS, the undersigned may be required to file a statement, and amendments thereto, containing the information required by Schedule 13D pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-1 promulgated thereunder, in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Reorganization and Merger, dated as of April 12, 2001, by and among the undersigned and FNIS; and

        WHEREAS, pursuant to Rule 13d-1(k), the undersigned parties desire to satisfy any Schedule 13D filing obligation by a single joint filing.

        NOW, THEREFORE, the undersigned hereby agree that any statement on
Schedule 13D to which this Agreement is attached, including without limitation an amendment to a Schedule 13D that was filed February 23, 2001 by Fidelity National Financial, Inc., a Delaware corporation ("Fidelity"), in relation to Fidelity's prior acquisition of FNIS's Common Stock, and any amendments to such statement, is adopted and filed on behalf of each of them, that all future amendments to such statement will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and that the provisions of Rule 13d-1(k) under the Exchange Act apply to each of them. This Agreement may be terminated, with respect to the obligation to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to the other persons signatory hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


FIDELITY NATIONAL FINANCIAL, INC.,           CHICAGO TITLE AND TRUST COMPANY, an
a Delaware corporation                       Illinois corporation

/s/ ALAN L. STINSON                          /s/ ALAN L. STINSON
-----------------------------------          -----------------------------------
By: Alan L. Stinson                          By: Alan L. Stinson
Its: Executive Vice President,               Its: Chief Financial Officer
     Chief Financial Officer